Exhibit 5.1

Bitdeer Technologies Group	D	+852 3656 6054 / +852 3656 6073
	E	nathan.powell@ogier.com rachel.huang@ogier.com

Reference: NMP/RYH/181962.00002

18 March 2024

Dear Sirs

Bitdeer Technologies Group (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to:

(a)	the offering, issuance and sale from time to time, in one or more offerings, of up to US$750,000,000 of the following securities of the Company (the Securities):

(i)	class A ordinary shares of a par value of US$0.0000001 each of the Company (the Class A Shares);

(ii)
debt securities of the Company, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including the Class A Shares (together, the Debt Securities), each series of the Debt Securities to be issued under an indenture to be entered into by the Company and a designated trustee (the Indenture); and

(iii)	warrants to purchase debt or equity securities of the Company (the Warrants) issuable pursuant to the terms of a warrant agreement (the Warrant Agreement); and

(b)
the offering and sale of up to US$250,000,000 of the Class A Shares under the At Market Issuance Sales Agreement among the Company and B. Riley Securities., Cantor Fitzgerald & Co., Needham & Company, LLC, Roth Capital Partners, LLC, StockBlock Securities LLC and Rosenblatt Securities, Inc., dated 18 March 2024 (the Sales Agreement).

The Class A Shares that may be issued and sold pursuant to the Sales Agreement are included in the Securities that may be issued and sold by the Company.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

We are furnishing this opinion as Exhibits 5.1 to the Registration Statement.

2	Documents examined

For the purposes of giving this opinion, we have examined copies or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 8 December 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)
the amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 8 March 2023 and effective at the Acquisition Merger Effective Time (as defined therein) and filed with the Registrar on 13 April 2023 and the written resolutions by all the directors of the Company passed on 9 June 2023 and filed with the Registrar on 9 June 2023 (together, the Memorandum and Articles);

(c)	a certificate of good standing dated 14 March 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company dated 1 March 2024 (the Register);

(e)	a certificate from a director of the Company dated 18 March 2024 as to certain matters of facts (the Director's Certificate);

(f)	the Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 15 March 2024 (the Register of Writs);

(g)	a search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 15 March 2024 (the CORIS Search);

(h)
the unanimous written resolutions of the board of directors of the Company passed on 15 March 2024 approving, among other things, the Company's filing of the Registration Statement, the Sales Agreement and the issuance of the Securities (the Board Resolutions);

(i)	the Sales Agreement; and

(j)	the Registration Statement.

3	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(b)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(c)	each of the Good Standing Certificate, the Register and the Director’s Certificate is accurate and complete as at the date of this opinion;

(d)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(e)
all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)
the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement, the Sales Agreement, the Indenture and the Warrant Agreement and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(h)
the Sales Agreement has been authorised and duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(i)
the Warrants issuable under the Warrant Agreement and the Debt Securities issuable under the Indenture, if any, will be authorised and duly executed and unconditionally delivered by or on behalf of all parties to them in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(j)
the Sales Agreement is legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(k)
the Warrants issuable under the Warrant Agreement and the Debt Securities issuable under the Indenture, if any, will be legal, valid and binding and enforceable against all relevant parties in accordance with their terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(l)
None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)
neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies;

(m)
There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(n)
no monies paid to or for the account of any party under the Registration Statement, the Sales Agreement, the Warrants issuable under the Warrant Agreement or the Debt Securities issuable under the Indenture represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(o)
the Company has received, or will receive, money or money's worth in consideration for the issue of the Class A Shares, and none of the Class A Shares has been, or will be, issued for less than their par value;

(p)	the maximum number of the Class A Shares to be issued by the Company would not exceed the Company's authorised share capital;

(q)
the certificates for the Class A Shares will conform to the specimen as set out in the Registration Statement and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Class A Shares, or, if uncertificated, valid book-entry notations for the issuance of the Class A Shares in uncertificated form will have been duly made in the share register of the Company;

(r)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Class A Shares, the Warrants or the Debt Securities;

(s)
neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets; and

(t)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

4	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised share capital

(b)	The authorised share capital of the Company is US$50,000.00 divided into 500,000,000,000 shares of a par value of US$0.0000001 each comprising:

(i)	499,600,000,000 class A ordinary shares of a par value of US$0.0000001 each,

(ii)	200,000,000 class V ordinary shares of a par value of US$0.0000001 each, and

(iii)
200,000,000 undesignated shares of a par value of US$0.0000001 each, of such class or classes (however designated) as the board of directors may determine in accordance with Articles 8 and 9 of the Memorandum and Articles.

Valid issuance of Class A Shares

(c)
The Class A Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Class A Shares upon the exercise of any exchange or convertible rights in accordance with the Indenture, if any, and the issuance of the Class A Shares upon the exercise of the Warrants in accordance with the Warrant Agreement, if any) and the Sales Agreement have been duly authorised and, when issued by the Company upon:

(i)
payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Class A Shares upon the exercise of any exchange or convertible rights in accordance with the Indenture, if any, and the issuance of the Class A Shares upon the exercise of the Warrants in accordance with the Warrant Agreement, if any) and the Sales Agreement and in accordance with the Memorandum and Articles; and

(ii)	the entry of those Class A Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

Registration statement - taxation

(d)
The statements contained in the Registration Statement in the section headed “Cayman Islands Tax Considerations”, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

5	Limitations and Qualifications

5.1	We offer no opinion:

(a)
as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)
except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Documents and any other agreements into which the Company may have entered or any other documents; or

(c)
as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

5.2
Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

5.3
In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5.4
Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

5.5
In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5.6
We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

5.7	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

6	Governing law of this opinion

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

6.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

7	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the issuance of the Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier